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                                                                    EXHIBIT 99.2

                               AMENDMENT NO.  3
                                      TO
                 THIRD AMENDED AND RESTATED INVESTOR AGREEMENT

     THIS AMENDMENT NO. 3 (this "Amendment"), dated as of February __, 2001, to the Third Amended and Restated Investor Agreement, dated as of September 9, 1997, as amended by Amendment No.1 thereto, dated as of July 7, 1998, and as amended by Amendment No. 2 thereto, dated as of July 25, 2000 (as so amended, the "Agreement"), is made by and between Archstone Communities Trust (formerly Security Capital Pacific Trust), a Maryland real estate investment trust (the "Company"), and Security Capital Group Incorporated, a Maryland corporation ("SCG").

     WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of February 15, 2001 (the "Purchase and Sale Agreement"), between the Company and SCG, SCG has agreed to sell to the Company certain Common Shares in exchange for the consideration described therein; and

     WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase and Sale Agreement, the parties have agreed to amend the Agreement as herein provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

     (a) The following new subsection (j) is hereby added to the end of Section 5 of the Agreement:

     "    (j)  Termination; Agreement to Vote. Notwithstanding anything to the
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     contrary contained in this Agreement, all of SCG's rights under this
     Agreement shall terminate and be of no further force or effect from and after such time as SCG Beneficially Owns less than 10% of the outstanding Common Shares of the Company notwithstanding that SCG shall subsequently increase its Beneficial Ownership to 10% or more of the outstanding Common Shares of the Company; provided, however, that nothing in this Section 5(j)
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     shall affect the rights of SCG pursuant to Section 7 of this Agreement. At any time after SCG's rights have terminated in accordance with the preceding sentence, SCG shall, and hereby does agree to, vote or cause to be voted, any and all Common Shares Beneficially Owned by it, in favor of any amendment to the Company's Declaration of Trust proposed by the Company to delete the provisions of Article II, Section 9 of the Declaration of Trust. At any time after SCG Beneficially Owns (for purposes of ths sentence such term shall have the meaning ascribed thereto in the Declaration of Trust) 9.8% or less of the outstanding Common Shares, SCG shall, and hereby does agree to, vote or cause to be voted, any and all Common Shares Beneficially Owned by it, in favor of any amendment to the Company's Declaration of Trust proposed by the Company to remove SCG from the definition of "Excluded Holder" in Article II, Section 8(a) of the Declaration of Trust."

     (b) The following new subsection (e) is hereby added to the end of Section 6 of the Agreement:

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     "    (e)  Resignation of Nominees. In the event that SCG is no longer
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     entitled to designate the number of Nominees then serving on the Board pursuant to Section 5(a) of this Agreement, SCG shall promptly (but in any event within 10 days) cause one or more Nominees to resign from the Board (and all committees of the Board on which such Nominee(s) then serves) so that the number of Nominees of SCG serving on the Board equal the number of Nominees it is then entitled to designate pursuant to Section 5(a)."

     (c) Capitalized terms used in this Amendment but not specifically defined herein shall have the meanings ascribed thereto in the Agreement.

     (d) Except as otherwise specifically modified hereby, the Agreement shall remain in full force and effect.

     (e) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     (f) This Amendment may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument.

     (g) The miscellaneous provisions of Section 8 of the Agreement shall apply equally to this Amendment, and to the Agreement as modified hereby.

                                 *  *  *  *  *

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                 ARCHSTONE COMMUNITIES TRUST


                                 By: ___________________________
                                     Charles E. Mueller, Jr.
                                     Chief Financial Officer


                                 SECURITY CAPITAL GROUP INCORPORATED


                                 By: ___________________________
                                     Jeffrey A.  Klopf
                                     Senior Vice President

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